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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2001

WELLPOINT HEALTH NETWORKS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13083 (Commission File Number)	95-4635504 (IRS Employer Identification Number)
1 WellPoint Way Thousand Oaks, California (Address of principal executive offices)		91362 (Zip Code)

(818) 234-4000
(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

    On June 12, 2001, the Registrant entered into an underwriting agreement, dated June 12, 2001 (the "Underwriting Agreement"), by and among the Registrant and Salomon Smith Barney Inc. and UBS Warburg LLC, as representatives of the underwriters named in Schedule A thereto (the "Underwriters"), for the issuance and sale to the Underwriters of $450,000,000 aggregate principal amount of the Registrant's 6 3/8% Notes due 2006 (the "Securities").

    A copy of the Underwriting Agreement and a form of the note evidencing the Securities are filed herewith as exhibits to this Report and are incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)—(b)  Not applicable.

    (c)  Exhibits.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLPOINT HEALTH NETWORKS INC.
June 14, 2001 (Date)	By:	/s/ ROBERT A. KELLY Robert A. Kelly Assistant Secretary

Exhibit Number	Description of Exhibit	Method of Filing
1.1	Copy of the Underwriting Agreement dated June 12, 2001	Filed electronically herewith.
4.1	Form of note evidencing the Securities	Filed electronically herewith.

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SIGNATURE